UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2008

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396

(State or other jurisdiction

of incorporation)

(Commission

File Number)

(IRS Employer

 Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339
(Address of principal executive offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Background

Superior Essex Inc. (the “Company”) emerged from reorganization under Chapter 11 of the United States Bankruptcy Code in November 2003.  At that time, the Company’s businesses were based almost exclusively in North America with 2003 revenues of just under $1 billion.  During the period 2004-2007, the Company grew organically and through a number of strategic acquisitions to more than $3 billion in revenues, with operations in nine countries, including the U.S., Canada, China, France, Germany, Italy, Mexico, Portugal and the UK.  In 2008, we anticipate that more than one-third of Company revenues will come from outside the United States.  The Company’s cash flow and profitability have grown dramatically during this period, despite challenging economic conditions in the Company’s end markets in 2007.

The Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) believed that it was essential coming out of reorganization to attract a new chief executive officer and retain a team of experienced senior executives who would stay with the Company during this rebuilding period.  As a result, the original compensation package of our executives was focused on awards that provided significant retention value, including restricted stock and a retirement plan design which provided significant value if key executives remained with the Company for five years through late 2008.

Over the past four years, the compensation program has shifted from emphasizing retention to focusing on pay for performance.  As a result of the growth of the Company’s size, scale, geographic scope and complexity, however, target total compensation levels for key executives have lagged behind peer companies in certain respects.  At the same time, the compensation program has become more performance-based.  The Committee has taken other actions to align the Company’s compensation program with market.  These actions include the following:

•                  Changes to base salary and target incentive award levels to bring executives to the market median for their peers, as described in greater detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 24, 2008;

•                  Changes to the Company’s existing employment agreements with the executive officers described below; and

•                  Changes to the Company’s Supplemental Executive Retirement Plan (“SERP”), which are described in more detail below.

In keeping with its emphasis on performance based compensation, the Committee has also adopted two subplans under the shareholder-approved Amended and Restated 2005 Incentive Plan:

•                  the 2008 Executive Annual Bonus Plan (the “Executive Bonus Plan”), which establishes the Committee’s performance objectives for pay-out of bonuses to executives as described in more detail below and in the Executive Bonus Plan; and

•                  a Long-Term Incentive Plan (the “LTIP”), which provides for the award of performance shares that are paid only if, and to the extent, the performance objectives established by the Committee are achieved over the performance period, subject to early vesting as described below.

More complete information about the Company’s compensation program and other actions to align the Company’s compensation program with market are contained in the Company’s proxy statement filed with the Securities and Exchange Commission on March 24, 2008.

Employment Agreements with Executive Officers

On March 19, 2008, the Committee approved Amended and Restated Employment Agreements (the “Amended Employment Agreements”) with Stephen M. Carter, Chief Executive Officer (“CEO”), and the following executive officers and executive vice-presidents of the Company: David S. Aldridge, Barbara L. Blackford, Justin F. Deedy, Jr., H. Patrick Jack and J. David Reed (collectively, the “EVPs”).

The Amended Employment Agreements reflect the following changes from the prior-existing employment agreements with such officers, which were summarized in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2006.  The following summary of changes is qualified by the full text of the Amended Employment Agreements, copies of which are attached to this report as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference:

•                  Severance Payment and Benefits.

•             In the case of termination of employment due to death or disability, the pro-rated final-year annual bonus will be calculated based on assumed target performance, rather than actual performance through the date of termination.

•             The “good reason” trigger based on the Company’s election not to extend the executive’s employment term has been changed, so that it now applies only if the executive would be less than age 62 at the end of the then-current employment term.

•             In the case of involuntary termination (termination without “cause” or resignation for “good reason”) absent a change in control, (i) the formula for the severance payment has been changed to a multiple of base salary and target annual bonus, rather than a multiple of base salary and pro-rata annual bonus, and (ii) the CEO may continue to participate in the Company’s health and welfare plans for up to two years after termination, rather than one year.  The applicable multiples for the severance payments in this context (two times for the CEO and one time for the EVPs) were not changed.

•             In the case of involuntary termination within two years after a change in control (the “change-in-control protection period”), (i) the CEO’s severance payment has been increased to 2.75 times the sum of his base salary and target annual bonus for the year of termination, and (ii) the health and welfare benefits continuation period has been extended to two years for executives other than the CEO, and 33 months in the case of the CEO.  In each case, the change-in-control protection period has been increased from one year to two years.

•                  Issuance of Restricted Stock.  In consideration of the changes made to the Company’s SERP as described below, the Amended Employment Agreements provide for the grant on April 1, 2008 to the executives of restricted stock vesting 25% per year commencing January 1, 2009 (except for Mr. Reed, whose restricted stock will cliff vest on January 1, 2012).  The aggregate value of such restricted stock grants made to all executives is less than $1.2 million.  In each case, the grant-date value of the restricted stock is less than the value of the corresponding reduction in SERP benefits, assuming the executive remains with the Company through his or her normal retirement age.

•                  Recoupment Policy.  Under the Amended Employment Agreements, the executive acknowledges that any incentive compensation he or she receives from the Company under an incentive program becoming effective on or after January 1, 2008, may be subject to recoupment pursuant to the terms of the Company’s new policy setting forth standards for seeking the return from executive officers of incentive payments if such payments were greater than they should have been based on financial results that are later restated.

•                  Code Section 409A Amendments.  The Amended Employment Agreements contain certain technical amendments designed to bring them into compliance with the requirements of Section 409A of the Internal Revenue Code (the “Code”) and the final regulations issued thereunder in 2007.

Senior Executive Retirement Plan

In 2004 and in consultation with Watson Wyatt (the Committee’s compensation consultant at the time), the Company established an unfunded, non-tax-qualified SERP with several features designed to enhance retention (enhanced benefit accrual rates for the CEO and EVPs, and additional service credit for Messrs. Carter, Aldridge, Deedy and Jack, provided that they remain with the Company for a five-year period through late 2008).

Analysis conducted by Hewitt Associates for the Committee in late 2007 confirmed that various provisions in the SERP are now above market.  As a result, on March 19, 2008, the Committee adopted an amended and restated Senior Executive Retirement Plan (“Amended and Restated SERP”) to bring the plan more in line with market practices.  A copy of the Amended and Restated SERP is attached to this report as Exhibit 10.7 and is incorporated herein by reference. The following chart summarizes the changes to the Amended and Restated SERP and is qualified by reference to the text of the plan document.

Feature	Change
Accrual Rate/Benefit Percentage:

•    Previously, the benefit accrual rate (benefit percentage) varied by position, from 2.5% in the case of the CEO, to 2.0% for EVPs, to 1.5% for senior vice presidents. Effective January 1, 2009, all participants will receive an accrual rate of 1.5%.

Service Cap:	• The Amended and Restated SERP provides a service cap of 30 years for all participants.

Normal Retirement Age:

•    Previously, the normal retirement age varied by position from 62 for the CEO and EVPs, to 65 for other participants. Under the Amended and Restated SERP, the normal retirement age will be 62 for all participants.

Early Retirement Date:

Previously, the early retirement date varied by position, with CEO and certain EVPs having an early retirement date upon the date of vesting. Under the Amended and Restated SERP, the early retirement date is the time a participant reaches 55 years of age and five (5) years of credited service.

Early Retirement Reduction Factor:

•    Under the Amended and Restated SERP, the early retirement reduction factor is 5% for all participants, other than Messrs. Carter, Aldridge, Deedy and Jack and Ms. Blackford, whose early retirement reduction factor remains 3%.

Vesting:

•    The Amended and Restated SERP leaves the vesting provisions largely unchanged, except that (i) vesting now will occur upon death or disability for all participants, and (ii) vesting will occur based on years as a participant in the SERP, rather than years of service with the Company.

Change in Control:	• The Amended and Restated SERP clarifies that provisions applicable to a change in control apply for only two years following such an event. Upon a change in control, benefits under the SERP vest.

Payment Methods Under Amended and Restated SERP:

•    The Amended and Restated SERP contains restrictions on the time and form of payment, and timing of payment elections, that are necessary to comply with Section 409A of the Code. The default payment method under the Amended and Restated SERP is a lump sum payment.

Death Benefit:

•    The Amended and Restated SERP provides a lump sum benefit to the participant’s beneficiary equal to the normal retirement benefit reduced by the early retirement reduction factor for the period by which such payment precedes the participant’s normal retirement age. Under the prior-existing SERP, a higher reduction factor applied to periods prior to the early retirement date.

Disability:

•    Under the Amended and Restated SERP, a participant is entitled to receive a retirement benefit, commencing as of the date of disability (as defined in Code Section 409A), equal to the normal retirement benefit reduced by the early retirement reduction factor for the period by which such payment precedes the participant’s normal retirement age. Under the prior-existing SERP, the amounts payable upon disability were not discounted if disability occurs prior to the normal retirement age.

Noncompete/Nonsolicit:

•    The Amended and Restated SERP incorporates the nonsolicitation and noncompete provisions of any change in control or employment agreement with a participant, so long as such an agreement is in place with such provisions.

No Partial Years in Final Average Compensation:	• The Amended and Restated SERP provides that the calculation of final average compensation will be made based on the three highest full years out of the five most recently completed full years.

Amended and Restated Executive Bonus Plan

The 2008 annual incentive bonus targets and financial objectives for the executive officers were established under the terms of the Amended and Restated Executive Bonus Plan for 2008, a plan which provides for annual performance-based cash awards to the CEO, the named executive officers and certain other designated executive officers of the Company.  The Executive Bonus Plan is a subplan of the Superior Essex Inc. Amended and Restated 2005 Incentive Plan and is administered by the Committee.

Under the Executive Bonus Plan, a bonus is earned based on the participant’s “target bonus percentage” (a percentage of such officer’s current base salary) and the extent to which the Company and/or such officer’s business unit meets the established business and/or financial objectives.  The Executive Bonus Plan also provides the Committee discretion to increase or decrease bonus pay-outs, so long as:

•                  a threshold earnings objective is met (positive Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization));

•                  individual award limits are not exceeded, which are the lesser of (i) $3 million, or (ii) 2% of Consolidated EBITDA in the case of the CEO, or 1% of Consolidated EBITDA in the case of other participants; and

•                  all awards collectively do not exceed 10% of Consolidated EBITDA.

The financial objectives established under the Executive Bonus Plan for 2008 are as follows:

EXECUTIVE	FINANCIAL OBJECTIVE
CEO and corporate EVPs and SVPs	• Consolidated Adjusted EBITDA
• Adjusted EPS (earnings per share)

Business Unit EVPs	• Business Unit Adjusted Operating Income
• Consolidated Adjusted EBITDA
• In the case of the magnet wire businesses, combined Adjusted EBITDA for the magnet wire businesses worldwide

                The Amended and Restated Executive Bonus Plan for 2008 is filed as Exhibit 10.8 to this Form 8-K and incorporated herein by reference.

Long Term Incentive Plan

On March 19, 2008, the Committee approved a Long-Term Incentive Plan (“LTIP”) to establish the terms and parameters for long-term incentive awards to executive officers and other officers. The LTIP is a subplan of the Superior Essex Inc. Amended and Restated 2005 Incentive Plan, consisting of a program for the grant of performance-based awards in the form of performance shares (the “Performance Shares”).  The Committee administers the LTIP.

Under the LTIP, the Committee establishes for each award the performance objectives and weightings for different performance objectives for each performance period.  It is anticipated that these terms would be set forth in an award notice and that Performance Shares will be granted annually with a three-year performance period.  At the end of each performance period, the Committee determines whether and to what extent performance objectives were achieved for the performance period.

Awards under the LTIP are expressed as a target number of Performance Shares, which represents the number of shares of common stock that will be earned at the end of the performance period if all of the performance objectives are earned at the “target” level of achievement (“Target Award”).  The actual number of shares that may be earned can vary from 0% to 200% of the Target Award, depending on the level of achievement of performance objectives and depending on whether the Committee exercises its discretion to reduce a resulting pay-out as provided in the LTIP.

In accordance with the Company’s equity award policies, the Performance Shares for 2008 shall be granted on April 1, 2008.  The 2008 Performance Shares represent the right to earn shares of common stock at the end of the performance period (2008 — 2010) based upon the achievement against performance objectives with respect to:

•                  Average Annual RONA (return on net assets),

•                  Adjusted EBITDA Margin, and

•                  pro forma Core Business Revenues for 2010.

       To the extent actual results in any of these measures do not meet certain threshold levels of performance during the performance period ending December 31, 2010, no shares will be paid with respect to such objective(s). To the extent actual results exceed target levels of performance, a varying number of shares will be awarded up to the maximum award of 200% of target.

The LTIP is filed as Exhibit 10.9 to this Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

Exhibit Number	Exhibit Description

10.1	Employment Agreement with Stephen M. Carter

10.2	Employment Agreement with David S. Aldridge

10.3	Employment Agreement with Barbara L. Blackford

10.4	Employment Agreement with Justin F. Deedy, Jr.

10.5	Employment Agreement with H. Patrick Jack

10.6	Employment Agreement with J. David Reed

10.7	Amended and Restated Senior Executive Retirement Plan

10.8	Amended and Restated Executive Bonus Plan

10.9	Long-Term Incentive Plan

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Date:	March 25, 2008	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

10.1	Employment Agreement with Stephen M. Carter

10.2	Employment Agreement with David S. Aldridge

10.3	Employment Agreement with Barbara L. Blackford

10.4	Employment Agreement with Justin F. Deedy, Jr.

10.5	Employment Agreement with H. Patrick Jack

10.6	Employment Agreement with J. David Reed

10.7	Amended and Restated Senior Executive Retirement Plan

10.8	Amended and Restated Executive Bonus Plan

10.9	Long-Term Incentive Plan